SCHEDULE 14A

                                 (Rule 14a-101)
                     INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION

                  Proxy Statement Pursuant to Section 14(a) of
                       the Securities Exchange Act of 1934

Filed by the Registrant /X/

Filed by a Party other than the Registrant / /

Check the appropriate box:
/  / Preliminary Proxy Statement
/X/ Definitive Proxy Statement
/   / Definitive Additional Materials
/   / Soliciting Materials Pursuant to 14a-11(c) or Rule 14a-12

                              AMEN Properties, Inc.
    ----------------------------------------------------------------------------
                  (Name of Registrant as Specified In Its Charter)

----------------------------------------------------------------------------
                     (Name of Person(s) Filing Proxy Statement
                               if other than Registrant)

Payment of Filing Fee (Check the appropriate box):

/X/  No fee required.
/    / Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11
     (1) Title of each class of securities to which transaction applies:
        ------------------------------------------------------------------------
     (2) Aggregate number of securities to which transaction applies:
        ------------------------------------------------------------------------
     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11:
        ------------------------------------------------------------------------
     (4) Proposed maximum aggregate value of transaction:
        ------------------------------------------------------------------------
     (5) Total fee paid:
        ------------------------------------------------------------------------

/ / Fee paid previously with preliminary materials.
/ / Check box if any part of the fee is offset as provided by Exchange Act
     Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1) Amount Previously Paid:
        ------------------------------------------------------------------------
     (2) Form, Schedule or Registration Statement No.:
        ------------------------------------------------------------------------
     (3) Filing Party:
        ------------------------------------------------------------------------
     (4) Date Filed:
        ------------------------------------------------------------------------

(1) Set forth the amount on which the filing fee is calculated and state how it was determined.

                              AMEN Properties, Inc.
                         303 West Wall Street, Ste. 1700
                                Midland, TX 79701


                                                                  April 11, 2003



TO OUR STOCKHOLDERS:

You are hereby cordially invited to attend the Annual Meeting of Stockholders of AMEN Properties, Inc. ("AMEN" or the "Company") to be held at the Midland Petroleum Club, located at 501 West Wall Street, Midland, TX 79701, in the Basin Room at 8:30 a.m., local time, on Wednesday, May 7, 2003.



     At the Annual Meeting, stockholders will be asked to:

1. Consider and vote upon a proposal to elect six members to our Board of Directors;

2. Such other business as may properly come before the Annual Meeting.


Information concerning the foregoing proposals and the Annual Meeting are contained in the attached Notice of Annual Meeting and Proxy Statement. Your vote is important, as is the vote of every stockholder, and the Board of Directors of AMEN Properties, Inc. appreciates the cooperation of stockholders who are unable to attend in person in directing proxies to vote at the meeting. Therefore, it is important that your shares be represented at the meeting in person or, should you be unable to attend the Annual Meeting, by your signing and returning the enclosed proxy in the accompanying envelope for receipt prior to the meeting date.


                                   Sincerely,

                                   /s/ Eric L. Oliver
                                   ------------------
                                   Eric L. Oliver
                                   Chairman of the Board
                                   AMEN Properties, Inc.

                              AMEN Properties, Inc.
                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                      to be held on Wednesday, May 7, 2003

To the Stockholders of AMEN Properties, Inc.                      April 11, 2003

Notice is hereby given that the Annual Meeting of Stockholders of AMEN Properties, Inc. ("AMEN" or the "Company") will be held at the Midland Petroleum Club, located at 501 West Wall Street, Midland, TX 79701, in the Basin Room, at 8:30 a.m., local time, on Wednesday, May 7, 2003 for the following purposes:


1. To consider and vote upon a proposal to elect six members to the Company's Board of Directors;

2. To consider such other business as may properly come before the Annual
Meeting.

Only stockholders of record as of the close of business on April 2, 2003, are entitled to receive notice of and to vote at the Annual Meeting. A list of stockholders entitled to vote at the Annual Meeting will be available for examination during normal business hours by any of our stockholders, for a period of ten days prior to the Annual Meeting at our principal executive offices at the address set forth above.

Your vote is important, as is the vote of every stockholder, and the Board of Directors of AMEN Properties, Inc. appreciates the cooperation of stockholders who are unable to attend in person in directing proxies to vote at the meeting. Therefore, it is important that your shares be represented at the meeting in person or, should you be unable to attend the meeting, by your signing and returning the enclosed proxy in the accompanying envelope for receipt prior to the meeting date.

TO ASSURE YOUR REPRESENTATION AT THE ANNUAL MEETING, PLEASE COMPLETE, SIGN AND DATE THE ENCLOSED PROXY AND RETURN IT PROMPTLY.

If you have any questions, please contact Eric Boyt, Chief Financial Officer and Secretary at 432-684-3821.

By order of the Board of Directors,

/s/ Eric L. Oliver
------------------
Eric L. Oliver
Chairman of the Board AMEN Properties, Inc.

                                 PROXY STATEMENT
                              AMEN Properties, Inc.
                         303 West Wall Street, Ste. 1700
                                Midland, TX 79701

This proxy is furnished to AMEN Properties, Inc. ("AMEN" or the "Company") stockholders of record as of the close of business on April 2, 2003 (the "Record Date"), for use at the Annual Meeting of Stockholders to be held at the Midland Petroleum Club, located at 501 West Wall Street, Midland, TX 79701, in the Basin Room, at 8:30 a.m., local time, on Wednesday, May 7, 2003, and at any adjournment thereof (the "Annual Meeting"). The enclosed proxy is being solicited by the Board of Directors of AMEN and is subject to revocation at any time prior to the voting of the proxy. This proxy, when properly executed, will be voted in the manner directed by you, the stockholder. If no direction is made, this proxy will be voted FOR or IN FAVOR of the proposals, in accordance with the instructions on the proxy card. This Proxy Statement and the enclosed proxy card are being sent to stockholders on or about April 11, 2003. Only stockholders of record as of the close of business the Record Date may vote at the Annual Meeting. As used herein, the term "stockholders" includes the holders of the Common Stock of the Company ("Common Stock") and the holders of the Series A Preferred Stock and the Series B Preferred Stock of the Company (collectively the "Preferred Stock"), who are eligible to vote on all matters presented to the stockholders pursuant to the terms of such Preferred Stock. The holders of the Common Stock and the Preferred Stock vote together as a single class of stock.

                  VOTING PROCEDURES AND REVOCABILITY OF PROXIES

The accompanying proxy card is designed to permit each stockholder of record at the close of business on the Record Date to vote on matters as described in the accompanying Notice of Annual Meeting of Stockholders, and on any other proposal properly brought before the Annual Meeting. The proxy card provides space for a stockholder to vote in favor of or to withhold voting for each nominee for the Board of Directors. Votes of stockholders attending the meeting in person will be taken by written ballots. The election of directors will be decided by a plurality of the votes cast at the Annual Meeting by the stockholders. If any other matters are properly brought before the meeting, the affirmative vote of a majority of the votes present or represented by proxy and entitled to be cast at the Annual Meeting by the stockholders is required to take stockholder action.

The presence at the Annual Meeting, in person or by proxy, of the holders of a majority of the votes entitled to be cast by all stockholders will constitute a quorum for the transaction of business at the Annual Meeting. If a quorum is not present, in person or by proxy, the Annual Meeting may be adjourned until a later time when a quorum is obtained. Abstentions and broker non-votes will be counted for purposes of determining the presence or absence of a quorum for the transaction of business. With respect to all matters other than the election of directors, an abstention will have the same effect as a vote against any specified proposal. In the election of directors, an abstention will not have any effect. A broker non-vote will have no effect on the outcome of any vote of the stockholders. A broker non-vote occurs if a broker or other nominee does not have discretionary authority and has not received instructions with respect to a particular item. Stockholders are urged to sign the accompanying proxy card and return it promptly.

When a signed proxy card is returned with a vote specified, the shares represented will be voted by the proxies designated on the proxy card in accordance with the stockholder's instructions. Unless otherwise designated on the proxy card, the proxies for the stockholders are Eric L. Oliver and Jon M. Morgan. A stockholder wishing to name another person as his or her proxy may do so by designating another proxy by inserting the name(s) of such other person(s) to act as his or her proxy(ies). In that case, it will be necessary for the stockholder to sign the proxy card and deliver it to the person named as his or her proxy and for the person so named to be present and vote at the Annual Meeting. Proxy cards so marked should not be mailed to us at our principal executive offices.

If a signed proxy card is returned and the stockholder has made no voting specification, the shares will be voted:

     - for the election of each of the nominees for the Board of Directors identified herein; and

     - at the discretion of the proxies, on any other matter that may properly come before the Annual Meeting. Valid proxies will be voted at the Annual Meeting in the manner specified.

Any stockholder giving a proxy has the unconditional right to revoke it at any time before it is voted by either:

     -    notifying the Secretary of the Company in writing,

     -    executing a subsequent proxy, or

     - personally appearing at the Annual Meeting and casting a contrary vote.

However, no revocation will be effective unless we, at or prior to the Annual Meeting, have received notice of such revocation.

As of the Record Date, 1,992,056 shares of Common Stock were issued and outstanding. In addition, 333,333 shares of Common Stock are deemed outstanding for voting purposes with respect to the 80,000 shares of Series A Preferred Stock ("Series A") and 233,276 shares of Common Stock are deemed outstanding for voting purposes with respect to the 80,000 shares of Series B Preferred Stock ("Series B"). Therefore, there are a total of 2,558,665 voting shares as of the Record Date.

                             ADDITIONAL INFORMATION

We are subject to the informational requirements of the Securities Exchange Act of 1934, as amended ("Exchange Act") and are therefore required to file periodic reports, proxy statements and other information with the Securities and Exchange Commission (the "Commission") related to our business, financial statements and other matters. Such reports, proxy statements and other information are available for inspection and copying at the Commission's principal office, Room 1024, Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549, where copies may be obtained upon payment of the fees prescribed by the Commission from the Public Reference Section of the Commission, 450 Fifth Street, N.W., Washington, D.C. 20549. Such documents may also be obtained through the Website maintained by the Commission at http://www.sec.gov.

PROPOSAL ONE--ELECTION OF MEMBERS OF THE BOARD OF DIRECTORS

The Board of Directors of AMEN has set the number of directors constituting the Board at six. The following six persons, all of whom currently serve as directors, have been designated by the Board of Directors as nominees for election as director:

Eric L. Oliver was appointed as a director of AMEN in July 2001, and was appointed Chairman of the Board and Chief Executive Officer on September 19, 2002. Since 1997, he has been President of SoftSearch Investment, Inc., an investment firm in Abilene, Texas. Since 1998, he has also served as President of Midland Map Company LLC, a company that creates hand drafted ownership maps throughout the Permian Basin. He is on the Board of Directors of the First National Bank of Midland, and of Love and Care Ministries, an inner city homeless initiative.

Jon M. Morgan was appointed as a director of AMEN in October 2000, and was appointed President and Chief Operating Officer on September 19, 2002. Mr. Morgan has more than 17 years experience in launching and managing successful businesses in both investment management services and in the energy field. He is founder of several businesses including Morgan Capital Group, Inc., the Packard Fund, and is President of J.M. Mineral & Land Co.

Bruce E. Edgington has been director of AMEN since November 1995. From 1979 through 1988, Mr. Edgington was a registered representative with Johnston Lemon & Co., a securities broker-dealer, where his responsibilities included the management of retail securities accounts and administration. In 1988 he founded and continues to be an officer, director and stockholder of DiBiasio & Edgington, a firm engaged in providing software to investment firms and money managers.

Earl E. Gjelde has served as an AMEN director since April 1997. From 1989 through 1993, he was Vice President of Chemical Waste Management, Inc. and from 1991 to 1993 was Vice President of Waste Management Inc. (currently WMX Technologies, Inc.). Since 1991, Mr. Gjelde has been Managing Director, Summit Group International, Ltd., an energy and natural resource consulting firm with Internet based security controlled document systems and Managing Director, Summit Energy Group, Ltd., an energy development company and since 1996, a partner in Pipeline Power Partners, LP, a natural gas services company. From 1980 through 1989, Mr. Gjelde held various federal government positions including Under Secretary and Chief Operating Officer of the U.S. Department of Interior from 1985 through 1989 and Special Assistant to the Secretary, Chief Operating Officer, U.S. Department of Energy from 1982 through 1985. He is a member of the Board of Directors of The United States Energy Association, The World Energy Congress, the National Wilderness Institute, Allied Technologies Group, Inc., and publicly held Electrosource, Inc.

Donald M. Blake, Jr. was appointed to the Board of Directors on February 26, 2003. He is Executive Vice President and Principal of Joseph J. Blake and Associates, Inc. ("Blake and Associates"), an international commercial real estate due diligence firm. The company founded by his grandfather specializes in the valuation of debt and equity and assessment reports for engineering and environmental issues concerning real property. Over the past 57 years, the firm has served the nation's leading investors, lenders and owners of real estate. Blake and Associates maintains operations throughout the United States, Latin America and Japan. Mr. Blake is a Member of the Appraisal Institute and is active with a variety of real estate organizations such as the Mortgage Bankers Association, Pension Real Estate Association, The Commercial Mortgage Securitization Association and the Urban Land Institute. Former Governor Mario Cuomo of New York appointed Mr. Blake to the charter advisory board of the New York State Appraisal Certification Board. The board developed the standards and ethical standards for all licensing and certification for appraisers in accordance with state legislation. He was also appointed to the real estate advisory board of the business school of Babson College, Wellesley, Massachusetts. Mr. Blake received a BA from Hobart College, Geneva, New York in 1979 and a MSM with a concentration in commercial real estate finance from Florida International University, Miami, Florida in 1981.

G. Randy Nicholson was appointed to the Board of Directors on February 26, 2003. He graduated from Abilene Christian College in 1959. From 1959 to 1971, Mr. Nicholson was self-employed in Abilene as a CPA. In 1971, he established E-Z Serve, Inc., a gasoline marketing company. Mr. Nicholson has served as Chairman of the Board of Auto-Gas Systems, Inc. since 1987. AutoGas developed the pay-at-the pump technology processing paperless credit and debit card transactions at the fuel island. Headquartered in Abilene, Texas, AutoGas continues to introduce innovative technological advancements in the automated fueling industry, most recently with loyalty products such as DIGITAL REWARDS(R) and Quantum 360sm. He joined the Board of Trustees of Abilene Christian University in 1981. Mr. Nicholson is a member of the Texas Society of Certified Public Accountants and was recently named an honorary member of the American Institute of Certified Public Accountants (AICPA) having been member for 40 years. He is presently serving as Chairman of the Technology Committee for the City of Abilene.

If elected, each director will hold office until the annual meeting of stockholders in 2004 or until his successor is duly elected and qualified. The election of directors will be decided by a plurality of the votes cast at the meeting by the holders of the Common Stock, and accordingly, abstentions and "broker non-votes" will have no effect on the election of directors. Election of all six nominees will constitute a ratification and approval by the stockholders of the Board's action setting the number of directors at six. Stockholders may not cumulate their votes in the election of directors. All nominees have consented to serve if elected, but if any nominee becomes unable to serve, the persons named as proxies may exercise their discretion to vote for a substitute nominee. Management has no reason to believe that any of the nominees will be unable to serve.

             THE BOARD OF DIRECTORS RECOMMENDS THAT THE STOCKHOLDERS VOTE "FOR" EACH OF THE NOMINEES FOR DIRECTOR SET FORTH ABOVE

         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT


General. The Company's voting securities include both the Common Stock and the Preferred Stock. The holders of the Preferred Stock are entitled to vote together with the holders of the Common Stock as a single class on the basis of a number of votes equal to a number of shares of Common Stock determined in accordance with the Certificates of Designation for the Preferred Stock. Because the Preferred Stock and the Common Stock vote together as a single class and because the Preferred Stock is convertible into Common Stock, the beneficial ownership of the voting securities of the Company is set forth in the following tables reflecting beneficial ownership of Common Stock, and no separate Preferred Stock ownership tables are provided. Please note that that number of votes held by the holders of Series B is the same as the number of shares into which the Series B is convertible, but that the number of votes held by the holders of the Series A is approximately one-half of the number of shares of Common Stock into which the Series A is convertible. Therefore, in the footnotes to the following ownership tables, the number of votes attributable to the ownership of Series A is set forth in parenthesis following the number of shares into which such Series A is convertible.

Unless otherwise noted, all persons named in the following ownership tables have sole voting and sole investment power with respect to all shares of voting stock beneficially owned by them, and no persons named in the table or acting as nominees for any persons or otherwise under the control of any person or group of persons. As used herein, the term "beneficial ownership" with respect to a security means the sole or shared voting power (including the power to vote and direct the vote) or sole or shared investment power (including the power to dispose or direct the disposition) with respect to the security, including a right to acquire any such power during a period of sixty (60) days from the Record Date. Percentage of beneficial ownership is based upon 1,992,056 shares of Common Stock outstanding as of April 2, 2003 (whether upon conversion of the Preferred Stock, exercise of vested stock options or otherwise), and for the purpose of computing the percentage ownership of certain persons or groups, the shares of Common Stock that the person has the right to acquire within sixty
(60) days of April 2, 2003 are deemed to be outstanding as of that date. Such shares deemed to be outstanding as to one person are not deemed outstanding for purposes of computing the percentage ownership of any other person.

The information in this Proxy Statement concerning the number of shares of Common Stock or voting rights related thereto reflects the adjustments to the number of shares resulting from the 1-for-4 reverse stock split approved by the stockholders of the Company on January 30, 2003 and effective February 3, 2003.

Security Ownership of Certain Beneficial Owners. The following table and accompanying notes contain information about any person (including any "group") who is known by us to be the beneficial owner of more than 5% of AMEN's Common Stock as of April 2, 2003, based upon copies of Schedule 13Ds and Schedule 13Gs received by the Company.


------------------------------------------------ ---------------------------------------------- --------------------------------
     Name and Address of Beneficial Owner          Amount and Nature of Beneficial Ownership      Percent Beneficially Owned
------------------------------------------------ ---------------------------------------------- --------------------------------
------------------------------------------------ ---------------------------------------------- --------------------------------
 Dodge Jones Foundation
 P.O. Box 176                                                       184,934(1)                             8.5%
 Abilene, TX 79604

------------------------------------------------ ---------------------------------------------- --------------------------------
------------------------------------------------ ---------------------------------------------- --------------------------------

Steve Wike                                                          120,970                                  6.1%
8701 Interlachen Circle
Wilmington, NC  28411
------------------------------------------------ ---------------------------------------------- --------------------------------
------------------------------------------------ ---------------------------------------------- --------------------------------

Timothy B. Robertson                                                100,000                                  5.0%
 295 Bendix Road, Suite 130
 Virginia Beach, VA 23452
------------------------------------------------ ---------------------------------------------- --------------------------------


(1) Includes 107,878 shares upon conversion of Series A (representing 58,333 voting shares) and 77,056 shares upon conversion of Series B, owned by Dodge Jones Foundation.

Security Ownership of Management. The following table and accompanying notes contain information about the beneficial ownership of Common Stock as of April 2, 2003 by each of AMEN's (a) directors and director nominees, and (b) executive officers as defined in Item 402(a)(2) of Regulation S-B, and (c) all of AMEN's executive officers, directors and director nominees as a group.


              Name and Address of                        Amount and Nature of                      Percentage
               Beneficial Owner                          Beneficial Ownership                  Beneficially Owned

Eric Oliver (Current Chairman, CEO)
400 Pine Street
Abilene, TX  79601                                            207,861 (1)                             9.6%

Jon Morgan (Current Pres., COO, Director)
303 W. Wall St., Ste. 1700
Midland, TX  79701                                            172,403 (2)                             8.1%

Bruce Edgington (Current Director)
7857 Heritage Drive
Annandale, VA  22003                                          172,384(3)                              8.0%

Earl E. Gjelde (Current Director)
42 Bristlecone Crt.
Keystone, CO  80435                                            45,694(4)                              2.2%

Gary A. Struzik (Former Officer)
21305 Highwood Ct.
Sterling, VA  20165                                           37,604 (5)                              1.8%

Scott Fehrenbacher (Former Officer)
2830 Barrow Pl.
Midlothian, VA  23113                                         33,750 (6)                              1.7%

Eric D. Boyt (Current CFO)
2501 Fannin Ave.
Midland, TX  79705                                                 0                                   0%

Donald M. Blake, Jr. (Current Director)
298 Fifth Ave., 7th Floor
New York, NY  10001                                              4,000                                .3%

G. Randy Nicholson (Current Director) 1202 Estates Drive, Ste. D
Abilene, TX  79602                                                 0                                   0%

All Current Directors and Officers as a Group                   604,342                              24.5%


(1) Includes 76,813 shares beneficially owned by Softvest L.P. Mr. Oliver is General Partner and lead investment officer of Softvest L.P. Also includes 77,056 shares issuable upon conversion of Series A (representing 41,667 voting shares) and 10,272 shares issuable upon conversion of Series B, all beneficially owned by SoftOP, L.P. and Lighthouse Partners, L.P., respectively. Mr. Oliver is General Partner of SoftOP, L.P. and a Limited Partner of Lighthouse Partners, L.P. Also includes 77,056 shares issuable upon conversion of Series B, beneficially owned by SoftOP, L.P. Also includes 5,193 shares issuable upon exercise of currently exercisable stock options.


(2) Includes 61,645 shares issuable upon conversion of the Series A (representing 33,333 voting shares), beneficially owned by the Jon M. Morgan Pension Plan. Mr. Morgan is trustee of the Jon M. Morgan Pension Plan. Also includes 61,645 shares issuable upon conversion of the Series A (representing 33,333 voting shares), beneficially owned by J.M. Mineral and Land Co., Inc. Mr. Morgan is President of J.M. Mineral and Land Co, Inc. Also includes 9,632 shares issuable upon conversion of the Series B, and 9,492 shares issuable upon exercise of currently exercisable stock options.

(3) Includes 50,000 issuable upon conversion of the Series B, 80,540 shares of restricted common stock and 41,935 shares issuable upon exercise of currently exercisable stock options.

(4) Includes 29,205 shares issuable upon conversion of the Series B, and 15,864 shares issuable upon exercise of currently exercisable stock options.

(5) Includes 37,354 shares issuable upon exercise of currently exercisable stock options. Mr. Struzik's employment contract was terminated on November 15, 2002.

(6) Consists entirely of shares issuable upon exercise of currently exercisable stock options. Mr. Fehrenbacher's employment contract was terminated on September 19, 2002.

(7) Includes 2,000 shares held in a grantor trust where Mr. Blake is the trustee.


             SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), requires that our executive officers and directors and persons who own more than ten percent of a registered class of AMEN's equity securities (collectively, the "Reporting Persons") to file reports of ownership and changes in ownership with the Securities and Exchange Commission and to furnish the Company with copies of these reports. The Company believes that all filings required to be made by the Reporting Persons during the fiscal year ended December 31, 2002 were made on a timely basis except for the filing required to be made by Eric Boyt upon his election as Chief Financial Officer on November 16, 2002. Mr. Boyt did subsequently file the required Form 3, noting no beneficial ownership in the Company.

                                   MANAGEMENT

The following table sets forth the names, ages and positions of the executive officers, directors and director nominees of the Company as of the date of the Annual Meeting. The respective backgrounds of the directors are set forth above under "Proposal One", and Mr. Boyt's background is set forth following the table:

Name                                       Age                      Title
Eric L. Oliver (1) (2) (4)                 44             Chairman of the Board of Directors & Chief Executive Officer
Jon M. Morgan (3)                          44             President, Chief Operating Officer & Director
Eric D. Boyt                               33             Chief Financial Officer and Secretary
Bruce E. Edgington (1) (2) (3) (4)         45             Director
Earl E. Gjelde (1) (2) (3)                 58             Director
Donald M. Blake                            47             Director
G. Randy Nicholson(1)(2)                   65             Director
------------
(1) Members of Compensation Committee
(2) Members of Audit Committee
(3) Members of Nominating Committee
(4) Members of Investment Committee

Eric D. Boyt was appointed Chief Financial Officer of the Company in November 2002. He graduated from Southwestern University in Georgetown, TX with a degree in accounting in 1992. He spent four years as an auditor with the predecessor of PricewaterhouseCoopers in Houston, TX where he focused on audits of the petroleum industry. He then spent two years with UMC Petroleum (now Ocean Energy) where he managed their oil and gas partnerships. He then spent four years with Enron in Houston, two of which were spent in the international division conducting due diligence for mergers and acquisition activity. The last two years were spent in Enron North America's natural gas trading and origination business unit.

The Board of Directors of AMEN may consider the addition of Board members for appointment during 2003. Such appointment, if any, will be rendered in a manner consistent with our By-Laws and will be announced at the time of appointment. Each director serves until the next annual meeting of stockholders and the election and qualification of their successors. Subject to the terms of employment agreements generally, executive officers are appointed by the Board of Directors annually and serve at the discretion of the Board. There are currently no employment agreements between the Company and any of its officers.

While the officers of the Company devote such time as they determine to be necessary to the management of the Company, they and their affiliates are also engaged in other business activities, including those which are the same as or similar to the business of the Company. The officers receive compensation from such other activities which is not borne directly or indirectly by the Company and which is not related to any services provided to the Company. The Company does not currently pay any salaries to its officers, although Mr. Boyt is paid fees for services rendered. See "Executive Compensation and Other Information".

                 MEETING ATTENDANCE AND COMMITTEES OF THE BOARD

AMEN's business is managed under the direction of the Board of Directors. The Board meets during our fiscal year to review significant developments and to act on matters requiring Board approval. The Board of Directors held four formal meetings and acted by unanimous written consent and through teleconference meetings eight times during the fiscal year ended December 31, 2002. No director attended fewer than 75% of the aggregate of the total number of meetings of the Board of Directors and their respective committee meetings held subsequent to their election to the Board in 2002.

The Board of Directors has established an Audit Committee, a Compensation Committee, a Nominating Committee and an Investment Committee to devote attention to specific subjects and to assist the Board in the discharge of its responsibilities. The functions of these committees and their members as of the date of the Annual Meeting are described in the following table:

------------------------------------- ---------------------------------------------------- -------------------
Name of Committee and Members                                                               Meetings in 2002
                                                    Functions of Committee
------------------------------------- ---------------------------------------------------- -------------------
------------------------------------- ---------------------------------------------------- -------------------
Audit                                 -        Confers with independent accountants
                                           regarding scope of examination and                      3
Bruce Edgington (chair)                    independence as required by the Independence
Earl Gjelde                                Standards Board
Eric Oliver                           -        Reviews reports of independent
                                           accountants and our financial statements for
                                           inclusion in filings with SEC
                                      -        Reviews recommendations about internal
                                           controls and quality of financial reporting
                                      -        Selects independent accountants

------------------------------------- ---------------------------------------------------- -------------------
------------------------------------- ---------------------------------------------------- -------------------
Compensation                          -        Advises Board and consults with
Earl E. Gjelde  (chair)                    management concerning salaries, incentives              1
Bruce E. Edgington                         and other forms of compensation for the
Eric L. Oliver                             officers and other employees of the Company
                                      -        Administers the Company's existing Stock
                                           Option Plans
------------------------------------- ---------------------------------------------------- -------------------
------------------------------------- ---------------------------------------------------- -------------------
Nominating                            -        Prepares summary evaluations of Board
                                           capabilities, needs, performance, and other             1
Jon Morgan (chair)                         functions as determined by the Board
Bruce E. Edgington                    -        makes recommendations to Board of changes
Earl Gjelde                                in composition of the Board including
                                           dismissal or additions of members to the Board
                                      -        Evaluates and recommends to Board
                                           specific nominees for directorate
------------------------------------- ---------------------------------------------------- -------------------
------------------------------------- ---------------------------------------------------- -------------------
                                      -
------------------------------------- ---------------------------------------------------- -------------------

AUDIT COMMITTEE REPORT. The Audit Committee oversees our financial reporting, internal controls and audit functions on behalf of the Board of Directors. In fulfilling its oversight responsibilities, the Committee has reviewed the audited consolidated financial statements in the Annual Report on Form 10-KSB with management including discussions of accounting principles, reasonableness of judgments, and the clarity of financial disclosures. The Committee also reviewed with the independent auditors their assessment of financial statements and of management's judgments in deriving the financial statements. In addition, the Committee has discussed with the independent auditors the auditors' independence from management of AMEN including the matters in the written disclosures required by the Independence Standards Board. The Committee also met with the independent auditors, with and without management present, to discuss their examinations, evaluations of our internal controls and the overall quality of our financial reporting. The Committee held four meetings in 2002.

Based on the review and discussions referred to above, the Committee recommended to the Board of Directors that the audited consolidated financial statements be included in AMEN's Annual Report on Form 10-KSB for filing with the Securities and Exchange Commission.

A majority of the members of the Committee are independent in that they are not officers or employees of AMEN. The members also do not have relationships which, in the opinion of Board of Directors, would interfere with the exercise of independent judgment in carrying out the responsibilities of a director serving on this committee.

Bruce Edgington, Audit and Investment Committee chair
Earl E. Gjelde, Audit Committee member
Eric L. Oliver, Audit and Investment Committee member

NOMINATING PROCEDURE. Stockholders desiring to submit recommended Board nominees should do so in writing to the Company, to the attention of Jon M. Morgan.

                  EXECUTIVE COMPENSATION AND OTHER INFORMATION

The following Summary Compensation Table sets forth all compensation awarded to, earned by or paid for services rendered to AMEN in all capacities during 2000, 2001 and 2002 by the Company's Chief Executive Officer at the end of 2002 and two former officers who were in office for a portion of 2002 and whose total annual salary and bonus exceeded $100,000 in 2002.


                                                            SUMMARY COMPENSATION TABLE



                                                                                Long Term Compensation
                                       Annual Compensation                              Awards
                                                                                                 Securities
                                                                Bonus &          Other Annual    Underlying       All Other
                                                                 Commission      Compensation    Options/        Compensation
Name and Principal Position              Year       Salary($)        ($)           ($) (2)       SARs (3)          ($) (4)
---------------------------              ----       ---------        ---           --------      --------          -------
Eric L. Oliver (1)                       2002           0                 0            0           3,522                   0
Chief Executive Officer


Scott Fehrenbacher                       2000        110,000        3,864             6,727           2,500             0
Former Chief Executive Officer and       2001        126,320      10,000              7,482         25,000              0
President (5)                            2002        278,482           0               5,583             0              0

Gary A. Struzik                          2000       118,885            0              6,727             0            168
Former Chief Financial Officer and       2001       120,600         5,000             7,482        13,750            168
Secretary (6)                            2002       123,255            0              7,575        (3,465)           158



(1) Mr. Oliver became the Company's Chief Executive Officer on September 19, 2002. He did not receive any salary or bonus during 2002, and is not currently paid a salary.

(2) Other Annual Compensation represents medical insurance premiums paid by the Company on behalf of the named executive.

(3) See "OPTION GRANTS IN LAST FISCAL YEAR". Share amounts reflect the 1-for-4 reverse stock split. See "Security Ownership of Certain Beneficial Owners and Management".

(4) All Other Compensation represents life insurance premiums paid by AMEN on behalf of the listed executive officers and individuals.

(5) Effective September 19, 2002, the Board of Directors accepted Mr. Fehrenbacher's resignation from the Board and the position of Chief Executive Officer and President. Salary figure includes $173,332 severance benefit per the employee contract.

(6) The Board of Directors terminated Mr. Struzik's employment agreement with the Company, effective November 15, 2002. Salary figure includes $17,839 in severance pay. The negative number of shares shown for 2002 reflect the expiration of unvested options previously granted.

None of the current officers of the Company receive any salaries. Mr. Boyt receives fees for services rendered to the Company, which totaled $16,154 in 2002.

The following tables set forth information with respect to stock options granted to executive officers or individuals named in the "Summary Compensation Table", if any, during the fiscal year ended December 31, 2002, and the potential realizable value at assumed annual rates of stock price appreciation as indicated, over the option term.

                   STOCK OPTION GRANTS IN LAST FISCAL YEAR (1)


                               Number of           Percent of
                              Securities     Total Options Granted
                              Underlying          to Employees           Exercise
                                Options                In            Or Base Price       Expiration
Name                            Granted               2002            Per Share($)          Date
----                            -------              ------           -------------      ----------

Eric L. Oliver                   3,522                 3%                 $5.12           2/2/2012




     (1) All options are non-qualified options. No options were exercised by any of the named executives. Mr. Fehrenbacher and Mr. Struzik also received grants during the year, but these options expired upon their termination of employment in September and November 2002, respectively. The information provided reflects the 1-for-4 reverse stock split. See "Security Ownership of Certain Beneficial Owners and Management".



                AGGREGATED OPTION EXCERCISES IN LAST FISCAL YEAR
                      AND FISCAL YEAR END OPTION VALUES(1)


------------------------ ----------------- ---------------- ----------------------------------- -----------------------------------

                              Number
                              Shares                         Number of Unexercised Securities          Value of Unexercised
                             Acquired                               Underlying Options                 In-The-Money Options
                                on              Value                  at 12/31/02                          at 12/31/02
               Name          Exercise         Realized           Exercisable/Unexercisable(2)         Exercisable/Unexercisable
------------------------ ----------------- ---------------- ----------------------------------- -----------------------------------
Eric L. Oliver                 ---               ---                      5,193/0                            $0/$0
------------------------ ----------------- ---------------- ----------------------------------- -----------------------------------
Scott Fehrenbacher             ---               ---                     33,750/0                            $0/$0
------------------------ ----------------- ---------------- ----------------------------------- -----------------------------------
Gary A. Struzik                ---               ---                     37,354/0                            $0/$0
------------------------ ----------------- ---------------- ----------------------------------- -----------------------------------



(1) The option values above are based on the difference between the option exercise price and the market price for the Common Stock quoted on the Nasdaq SmallCap Market on December 31, 2002.
(2) Share amounts reflect the one for four reverse stock split. See "Security Ownership of Certain Beneficial Owners and Management".

                              DIRECTOR COMPENSATION

We do not provide directors who are also officers of AMEN additional compensation for their service as directors. All non-employee directors receive reimbursement of reasonable expenses incurred in attending Board and Committee meetings.

The Board compensation for the year 2002 consisted of the following:

     -- Each director was granted 3,522 ten-year options to purchase shares of AMEN common stock at the market price of $5.12 per share.
     -- Out of these 3,522 options, 2,613 vested immediately, and 909 options vested upon attendance at an aggregate total of ten Board and committee meetings throughout 2002. Nonvested options were cancelled at the end of 2002.
     -- Each Committee Chairman received an additional 455 ten year vested options exercisable at $5.12 per share.
     -- The former Chairman of the Board received a total of 4,835 ten-year options exercisable at $5.12 per share under the same conditions as the other directors.


                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

In June 2001, the Board of Directors authorized a $17,500 advance of AMEN funds to Scott Fehrenbacher, then the Chief Executive Officer and President. The amount outstanding as of December 31, 2002 was $0.

In connection with the sale of substantially all of the Company's assets, Mr. Fehrenbacher, former Chief Executive Officer and Mr. Struzik, former Chief Financial Officer, had their employment contracts terminated, resulting in a contractual severance benefit to Mr. Fehrenbacher of $173,332 and severance payments to Mr. Struzik of $106,839.

In October 2002, the Company completed the purchase of approximately 64.9% of the limited partnership shares of TCTB Partners, Ltd. ("TCTB"). Eric Oliver, Chairman and Chief Executive Officer of the Company, and Jon Morgan, President and Chief Operating Officer of the Company, either directly or beneficially owned interests in TCTB. Mr. Morgan is also President of TCTB Company, Inc., the general partner of TCTB that controls its daily operations. Mr. Oliver sold all his LP Interest in TCTB totaling 7.94% (which he owned beneficially through a limited partnership), and Mr. Morgan sold all his LP Interest in TCTB totaling 10.54%. The Company did not acquire any interest in TCTB Company, Inc., which is primarily owned by the original limited partners of TCTB, but has the authority to change the general partner of TCTB due to its ownership of approximately 64.9% of the LP Interests of TCTB. Both Mr. Oliver and Mr. Morgan retained their proportionate share of their interest in TCTB Company, Inc. Assuming the conversion of their Preferred Stock, Mr. Oliver and Mr. Morgan beneficially own 9.6% and 8.1%, respectively, of the outstanding shares of the Company. Other preferred and common shareholders of the Company also sold their 21.14% total LP Interest in TCTB to the Company.

The TCTB acquisition was funded with $1,945,874 in cash and the creation of $2,789,087 in Promissory Notes between AMEN and the selling partners ("the TCTB Notes"). The TCTB Notes totaling $2,789,087 stipulate a floating interest rate of 15 basis points above the prime lending rate, beginning at 4.9% and never to exceed 6%. The interest rate will be adjusted every October 1, beginning October 1, 2003. The TCTB Notes are payable in consecutive annual installments, the first of which is due and payable on or before April 1, 2005, and one of which becomes due and payable on or before the same day of each succeeding year until the entire unpaid principal balance and all accrued and unpaid interest is fully paid. The amount of each annual payment is based upon the Net Operating Loss Benefit we realize, defined as the dollar value of the federal income tax benefit to the Company in utilizing the Company's net operating loss carryforward as defined in the Internal Revenue Service Code. Therefore, we will make the first payment on April 1, 2005. It will be related to the 2004 fiscal year Net Operating Loss Benefit. If the TCTB Notes are not paid prior to May 31, 2009 they become due and payable.

Additionally, during 2002, certain parties related to the officers and directors of the Company were tenants in a building owned by TCTB in Midland, TX. TCTB received rental income from these related parties of approximately $273,000 in 2002.

We may in the future enter into other transactions and agreements incident to our business with directors, officers, principal stockholders and other affiliates. We intend for all such transactions and agreements to be on terms no less favorable than those obtainable from unaffiliated third parties on an arm's-length basis. In addition, the approval of a majority of the AMEN directors will be required for any such transactions or agreements.


                         PERSONS MAKING THE SOLICITATION

The enclosed proxy is solicited on behalf of the Board of Directors of AMEN. We will pay the cost of soliciting proxies in the accompanying form. We may solicit proxies by email, mail, telephone and delivery service by officers, directors and our employees. We may also request banking institutions, brokerage firms, custodians, and trustees, or their nominees and fiduciaries to forward solicitation material to the beneficial owners of the common stock that those companies or persons hold of record. We will pay for reasonable costs of the solicitation and will reimburse forwarding expenses.


                              FINANCIAL INFORMATION

We have provided a copy of our annual report on Form 10-KSB together with this proxy Statement, additional copies of which are available, without charge, by contacting us at the address provided herein.

                          EXTERNAL AUDITOR INFORMATION

As previously disclosed, on September 25, 2002, the Company received formal notification that Ernst & Young LLP ("E&Y") resigned as the Company's principal Independent Public Accountants. During the Company's two most recent fiscal years and the interim period preceding termination, there were no disagreements between the Company and E&Y on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure, which disagreement(s), if not resolved to the satisfaction of E&Y would have caused it to make reference to the subject matter of the disagreement(s) in connection with its report.

Effective September 30, 2002, Johnson, Miller & Co. was engaged as the new independent accountant for the Company. The decision to engage Johnson, Miller & Co. was recommended and approved by the Audit Committee of the Board of Directors.

Audit Fees: The aggregate fees paid to Ernst & Young LLP for professional services rendered for the audit of the financial statements and for reviews of reports on Forms 10-Q was $71,871 and $62,785 during 2002 and 2001, respectively. The aggregate fees paid to Johnson Miller & Co. for the review of the report on 10-Q for the third quarter during 2002 was $3,877.

Audit Related Fees: None.

Tax Fees: The Company did not pay its principal accountant any fees for tax related matters. The Company retained a separate firm for tax matters.

Other Fees: The aggregate other fees paid to Johnson Miller & Co. during 2002 totaled $22,950. The fees were paid in connection with preparation of audited financial statements included in the August 2002 proxy statement in connection with the stockholder vote on the Company's new business plan.

The Company expects that representatives of Johnson Miller & Co. will be present at the Annual Meeting to respond to appropriate questions and to make a statement if they desire to do so.


                                  OTHER MATTERS

The Board of Directors is not aware of any matter to be presented for action at the meeting other than the matters set forth herein. Should any other matter requiring a vote of stockholders arise, the proxies in the enclosed form confer upon the person or persons entitled to vote the shares represented by such proxies discretionary authority to vote the same in accordance with their best judgment in the interest of AMEN.

All stockholder proposals submitted for inclusion in the Company's proxy statement and form of proxy for the Annual Meeting of Stockholder of the Company to be held in 2004 must be received at the Company's principal executive offices, 303 West Wall Street, Suite 1700, Midland, Texas 79705, Attention: Eric Boyt, by December 11, 2003. Such proposals must also comply with the applicable regulations of the Securities and Exchange Commission. Notice to the Company of all other stockholder proposals (not submitted for inclusion in the Company's proxy statement and form of proxy) for the 2004 Annual Meeting will not be considered timely unless received at the Company's principal executive offices as set forth above on or before February 26, 2004.

IT IS IMPORTANT THAT PROXIES BE RETURNED PROMPTLY. WHETHER OR NOT YOU EXPECT TO ATTEND THE MEETING IN PERSON, YOU ARE URGED TO COMPLETE, SIGN AND RETURN THE PROXY IN THE ENCLOSED POSTAGE-PAID, ADDRESSED ENVELOPE.

                       BY ORDER OF THE BOARD OF DIRECTORS,
                       By: /s/ERIC D. BOYT
                          -----------------
                       ERIC D. BOYT
                       CHIEF FINANCIAL OFFICER AND SECRETARY

                              AMEN PROPERTIES, INC.
                         303 WEST WALL STREET, STE. 1700
                                MIDLAND, TX 79701

PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF AMEN PROPERTIES INC. FOR THE ANNUAL MEETING OF STOCKHOLDERS ON MAY 7, 2003

The undersigned hereby constitutes and appoints Eric L. Oliver and Jon M. Morgan, and each of them, his true and lawful agents and proxies with full power of substitution in each, to represent the undersigned at the Annual Meeting of Stockholders to be held at the Midland Petroleum Club, located at 501 West Wall Street, Midland, TX 79701, in the Basin Room, at 8:30 a.m., local time, on Wednesday, May 7, 2003, and at any adjournments thereof, on all matters coming before said meeting.


PLEASE MARK YOUR VOTES AS IN THIS EXAMPLE:   /X/


     1. ELECTION OF , ERIC L. OLIVER, JON M. MORGAN, BRUCE E. EDGINGTON, EARL E. GJELDE, , DON BLAKE AND G. RANDY NICHOLSON TO THE AMEN PROPERTIES BOARD OF DIRECTORS.

         IN FAVOR OF ALL NOMINEES [  ]

         WITHHOLD AUTHORITY TO VOTE FOR ALL  NOMINEES [   ]

         WITHHOLD THE FOLLOWING:   ---------------------------------------

                                   ---------------------------------------

                                   ---------------------------------------

                                   ---------------------------------------


     (Instruction: To withhold authority to vote for any individual nominee, write that nominee's name in the space provided above.)

     2. In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the Annual Meeting.




This proxy, when properly executed, will be voted in the manner directed herein by the undersigned stockholder. If no direction is made, this proxy will be voted IN FAVOR of the election of the directors named in this proxy card.

           TO ASSURE YOUR REPRESENTATION AT THE ANNUAL MEETING, PLEASE
            COMPLETE, SIGN AND DATE THE ENCLOSED PROXY AND RETURN IT
                                    PROMPTLY





            THE UNDERSIGNED ACKNOWLEDGES RECEIPT OF THE ACCOMPANYING
               NOTICE OF ANNUAL MEETING OF STOCKHOLDERS AND PROXY
                 STATEMENT FOR THE MAY 7, 2003 ANNUAL MEETING OF
           STOCKHOLDERS AND THE COMPANY'S ANNUAL REPORT ON FORM 10-KSB





Stockholder Signature(s): _______________________     _________________________


Date: _____________________________


Stockholder Printed Name(s): ____________________     _________________________




Please sign your name exactly as it appears hereon. Joint owners must each sign. When signing as attorney, executor, administrator, trustee or guardian, please give your full title as it appears thereon. If a corporation, please sign in full corporate name as President or other authorized officer. If a partnership, please sign in partnership name by authorized person.